JOHN HANCOCK FUNDS III John Hancock Growth Fund John Hancock Intrinsic Value Fund Abolition of John Hancock Growth Fund John Hancock Intrinsic Value Fund

     The undersigned, being a majority of the Trustees of John Hancock Funds III, a Massachusetts business trust (the “Trust”), acting pursuant to Section 8.2 of the Second Amended and Restated Declaration of Trust dated August 12, 2005, as amended from time to time (the “Declaration of Trust”), do hereby abolish the John Hancock Growth Fund and John Hancock Intrinsic Value Fund, including all registered classes of shares, and in connection therewith do hereby extinguish any and all rights and preferences of such John Hancock Growth Fund and John Hancock Intrinsic Value Fund as set forth in the Declaration of Trust and the Trust’s Registration Statement on Form N-1A. The abolition of the Funds is effective as of October 17, 2008.

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

John Hancock Funds III

Abolishment of a Series John Hancock Growth Fund John Hancock Intrinsic Value Fund

IN WITNESS WHEREOF, the undersigned have executed this instrument on the 9th day of September, 2008.

/s/James R. Boyle	/s/John A. Moore
James R. Boyle	Dr. John A. Moore

/s/James F. Carlin	/s/Patti McGill Peterson
James F. Carlin	Patti McGill Peterson

/s/ William H. Cunningham	/s/Steven R. Pruchansky
William H. Cunningham	Steven R. Pruchansky

/s/Charles L. Ladner	/s/Stanley Martin
Charles L. Ladner	Stanley Martin

/s/Gregory A. Russo
Gregory A. Russo

     The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.